General Steel Reports Third Quarter 2013 Financial Results

Company Achieves Positive Gross and Net Margins,

Generates $75 Million Quarterly Operating Cash Flows and

Enhances Production Costs

BEIJING – November 12, 2013 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced financial results for the third quarter ended September 30, 2013.

“I am delighted that we achieved positive gross and net margins during the third quarter,” said Henry Yu, Chairman and Chief Executive Officer of General Steel. “We also significantly enhanced our cost structure with the launch of two additional continuous-rolling production lines, with one commencing production in July and the other entering trial production earlier this month.”

“We also observed positive market momentum for China’s steel industry. The average selling prices of key steel products rebounded moderately during the third quarter, driven by the robust demand from multi-sectors including infrastructure construction and automotive sectors. In addition, manufacturing activities in China grew at its fastest pace in the most recent seven months, with the Purchasing Managers Index reaching 50.9 this October, as the government readies a series of key economic reforms. Given our improving profitability, enhanced cost structure and positive momentum in the industry, we feel optimistic about our business in the quarters ahead.”

John Chen, Chief Financial Officer of General Steel, commented, “I’m very pleased with our execution this third quarter. We generated a positive quarterly operating cash inflow of $75 million and vastly improved profitability. Additionally, we further cut finance expenses and enhanced our financing flexibility, through better planning, budgeting and securing additional working capital support through favorable payment terms granted by our stakeholders. I believe we are at the beginning of a sustainable business turn-around.”

Third Quarter 2013 Financial Information

•	Sales decreased by 14.2% year-over-year to $610.1 million, from $711.4 million in the third quarter of 2012.
•	Sales volume decreased by 10.0% year-over-year to approximately 1.3 million metric tons, compared with 1.4 million metric tons in the third quarter of 2012.
•	Gross profit was $8.2 million, or 1.3% of revenue, compared with a gross loss of $(13.6) million, or negative (1.9%) of revenue in the third quarter of 2012.
•	Operating income was $30.4 million, compared with an operating loss of $(36.4) million in the third quarter of 2012.
•	Net income attributable to the Company was $3.8 million, or $0.07 per diluted share, compared with a net loss of $(41.6) million, or $(0.76) per diluted share in the third quarter of 2012.

General Steel Holdings, Inc.

•	Net operating cash inflow was $75.5 million, compared with $9.5 million in the third quarter of 2012.
•	As of September 30, 2013, the Company had cash and restricted cash of $467.9 million.

First Nine Months 2013 Financial Information

•	Sales decreased by 10.5% year-over-year to $1.9 billion, from $2.1 billion in the same period of 2012.
•	Sales volume increased by 0.9% year-over-year to approximately 3.95 million metric tons, compared with 3.91 million metric tons in the same period of 2012.
•	Gross loss was $(23.2) million, or negative (1.2%) of revenue, compared with a gross profit of $20.1 million, or 0.9% of revenue in the same period of 2012.
•	Operating income was $25.2 million, compared with an operating loss of $(41.5) million in the same period of 2012.
•	Net loss attributable to the Company narrowed to $(32.9) million, or $(0.60) per diluted share, compared with $(102.8) million, or $(1.87) per diluted share in the same period of 2012.
•	Net operating cash inflow was $14.0 million, compared with a net outflow of $(90.1) million in the same period of 2012.

Third Quarter 2013 Financial and Operating Results

Total Sales

Total sales for the third quarter of 2013 decreased by 14.2% year-over-year to $610.1 million, compared with $711.4 million in the third quarter of 2012. The year-over-year revenue decreases were due to less sales volume and a decrease in average selling price of the products.

•	Total sales volume in the third quarter of 2013 was 1.3 million metric tons, a decrease of 10.0% compared with 1.4 million metric tons in the third quarter of 2012.
•	The average selling price of rebar decreased 6.1% to approximately $489.6 per ton in the third quarter of 2013 from approximately $521.2 per ton in the same period of 2012.

Gross Profit and Gross Margin

Gross profit for the quarter was $8.2 million, compared with a gross loss of $(13.6) million in the third quarter of 2012. The gross margin increased to 1.3% of total sales in the third quarter of 2013, compared with gross loss margin of negative (1.9%) of total sales in the same period a year ago, which reflects our production efficiency improvement and a slower decrease in ASP compared with cost of rebar.

General Steel Holdings, Inc.

Operating Expenses and Operating Income

Selling, general and administrative expenses for the third quarter of 2013 decreased 13.7% to $19.7 million, compared to $22.8 million in the third quarter of 2012. General and administrative expenses decreased to $12.4 million, compared with $14.1 million in the same period of 2012. The decrease in general and administrative expense was mainly due to a decrease of $1.7 million in bad debt expenses, partially offset by an additional write-off of a prepaid special fund of $0.6 million in the third quarter of 2013, compared with the same period of last year. Selling expenses decreased 16.5% to $7.3 million, compared to $8.7 million in the same period of 2012. The decrease in selling expense was primarily attributable to savings in a special fund related to the sales of the Company’s products, which was no longer imposed by the PRC tax authorities in 2013, while $1.6 million of the special fund was imposed in the third quarter of 2012.

The Company recognized other operating income of $41.8 million due to change in the fair value of profit sharing liability during the third quarter of 2013, compared with $0 in the same period of last year, which reflects a change in the estimated fair value of the Company’s profit sharing liability.

Correspondingly, income from operations for the third quarter of 2013 was $30.4 million, compared with a loss from operations of $(36.4) million in the third quarter of 2012.

Finance Expense

Finance and interest expense in the third quarter of 2013 decreased $11.1 million to $25.5 million, of which, $7.8 million was the non-cash interest expense on capital lease, as compared with $10.7 million in the same period of 2012, and $17.7 million was the interest expense on bank loans and discounted note receivables as compared with $25.9 million in the third quarter of 2012. The decrease in interest expense on bank loans and discounted note receivables was primarily attributable to a reduction in the amount of bank notes receivable redeemed early, and less interest-bearing loans from banks and third parties, benefiting from additional financing support from suppliers and vendors during the third quarter of 2013.

Net Income and Net Income per Share

Net income attributable to General Steel for the third quarter of 2013 was $3.8 million, or $0.07 per diluted share, based on 55.1 million weighted average shares outstanding. This compares to a net loss of $(41.6) million, or $(0.76) per diluted share, based on 54.5 million weighted average shares outstanding in the third quarter of 2012.

First Nine Months 2013 Financial Results and Operating Results

Total Sales

Total sales for the first nine months of 2013 decreased 10.5% year-over-year to $1.9 billion, compared with $2.1 billion in the first nine months of 2012. The year-over-year revenue decreases were due to a decrease in the average selling price.

•	Total sales volume in the first nine months of 2013 was 3.95 million metric tons, an increase of 0.9% compared with 3.91 million metric tons in the first nine months of 2012.
•	The average selling price of rebar decreased 12.6% to approximately $495.6 per ton in the first nine months of 2013 from approximately $566.8 per ton in the same period of 2012.

General Steel Holdings, Inc.

Gross Profit and Gross Margin

Due to a steeper decrease in average selling price in the first half of 2013, gross loss for the first nine months of 2013 was $(23.2) million, or (1.2%) of total sales, compared with a gross profit of $20.1 million, or 0.9% of total sale in the first nine months of 2012.

Operating Expenses and Operating Income

Selling, general and administrative expenses for the first nine months of 2013 decreased 3.4% to $59.5 million, compared to $61.5 million in the first nine months of 2012. General and administrative expenses increased slightly to $34.9 million, compared with $33.7 million in the same period of 2012. Selling expenses decreased 11.9% to $24.6 million, compared to $27.9 million, which included a $4.5 million special fund imposed in the same period of 2012.

The Company recognized other operating income of $107.9 million due to change in the fair value of profit sharing liability during the first nine months of 2013, compared with $0 in the same period of last year.

Correspondingly, income from operations for the first nine months of 2013 was $25.2 million, compared with a loss from operations of $(41.5) million in the first nine months of 2012.

Finance Expense

Finance and interest expense in the first nine months of 2013 was $81.4 million, of which, $27.8 million was the non-cash interest expense on capital lease as compared with $32.4 million in the same period of 2012, and $53.6 million was the interest expense on bank loans and discounted note receivables, as compared with $106.6 million in the first nine months of 2012.

Net Income and Net Income per Share

Net loss attributable to General Steel for the first nine months of 2013 was $(32.9) million, or $(0.60) per diluted share, based on 55.0 million weighted average shares outstanding. This compares to a net loss of $(102.8) million, or $(1.87) per diluted share, based on 55.0 million weighted average shares outstanding in the first nine months of 2012.

Balance Sheet

As of September 30, 2013, the Company had cash and restricted cash of approximately $467.9 million, compared to $369.9 million as of December 31, 2012. The Company had an inventory balance of approximately $177.4 million as of September 30, 2013, compared to $212.7 million as of December 31, 2012.

Conference Call and Webcast:

General Steel will hold a corresponding conference call and live webcast at 8:00 a.m. EST on Tuesday, November 12, 2013 (which corresponds to 9:00 p.m. Beijing/Hong Kong Time on Tuesday, November 12, 2013) to discuss the results and answer questions from investors. Listeners may access the call by dialing 1-877-870-4263 in the U.S., and 1-412-317-0790 internationally.

General Steel Holdings, Inc.

The call will also be available as a live, listen-only webcast under the "Events and Presentations" page on the "Investor Relations" section of the Company's website at http://www.mzcan.com/us/GSI/irwebsite/index.php?mod=event. Following the live webcast, an online archive will be available for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality, with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

General Steel Holdings, Inc.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:

Cash	$62,091	$46,467
Restricted cash	405,781	323,420
Notes receivable	116,900	145,502
Restricted notes receivable	357,250	357,900
Loans receivable - related parties	4,540	69,319
Accounts receivable, net	8,577	6,695
Accounts receivable - related parties	3,252	14,966
Other receivables, net	56,494	8,407
Other receivables - related parties	51,501	68,382
Inventories	177,383	212,671
Advances on inventory purchase	79,855	79,715
Advances on inventory purchase - related parties	29,667	46,416
Prepaid expense and other	1,490	450
Prepaid taxes	16,415	24,116
Short-term investment	2,771	2,619
TOTAL CURRENT ASSETS	1,373,967	1,407,045

PLANT AND EQUIPMENT, net	1,250,542	1,167,836

OTHER ASSETS:
Advances on equipment purchase	21,715	6,499
Long-term other receivable	-	43,008
Investment in unconsolidated entities	1,161	1,166
Long-term deferred expense	713	1,062
Intangible assets, net of accumulated amortization	23,928	24,066
TOTAL OTHER ASSETS	47,517	75,801

TOTAL ASSETS	$2,672,026	$2,650,682

LIABILITIES AND DEFICIENCY

CURRENT LIABILITIES:
Short term notes payable	$987,988	$983,813
Accounts payable	495,488	352,052
Accounts payable - related parties	172,259	177,432
Short term loans - bank	254,929	147,124
Short term loans - others	130,170	147,323
Short term loans - related parties	48,889	79,557
Current maturities of long-term loans - related party	47,896	54,885
Other payables and accrued liabilities	52,272	54,589
Other payable - related parties	106,153	73,025
Customer deposits	95,695	125,890
Customer deposits - related parties	14,512	21,998
Deposit due to sales representatives	28,184	33,870
Deposit due to sales representatives - related parties	1,809	1,238
Taxes payable	9,716	16,674
Deferred lease income, current	2,178	2,120
TOTAL CURRENT LIABILITIES	2,448,138	2,271,590

NON-CURRENT LIABILITIES:
Long-term loans - related party	24,450	38,088
Long-term other payable - related party	-	43,008
Deferred lease income, noncurrent	75,480	75,079
Capital lease obligations	354,576	330,099
Profit sharing liability	241,090	328,827
Other noncurrent liabilities	1,402	-
TOTAL NON-CURRENT LIABILITIES	696,998	815,101

TOTAL LIABILITIES	3,145,136	3,086,691

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of September 30, 2013 and December 31, 2012	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 57,771,038 and 57,269,838 shares issued, 55,298,732 and 54,797,532 shares outstanding as of September 30, 2013 and December 31, 2012, respectively	58	57
Treasury stock, at cost, 2,472,306 shares as of September 30, 2013 and December 31, 2012	(4,199)	(4,199)
Paid-in-capital	106,405	105,714
Statutory reserves	6,263	6,076
Accumulated deficits	(414,696)	(381,782)
Accumulated other comprehensive income	2,471	10,185
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(303,695)	(263,946)

NONCONTROLLING INTERESTS	(169,415)	(172,063)
TOTAL DEFICIENCY	(473,110)	(436,009)

TOTAL LIABILITIES AND DEFICIENCY	$2,672,026	$2,650,682

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except per share data)

	For the Three months ended September 30,		For the Nine months ended September 30,
	2013	2012	2013	2012

SALES	$514,549	$518,542	$1,534,330	$1,441,325

SALES - RELATED PARTIES	95,546	192,883	380,707	698,824
TOTAL SALES	610,095	711,425	1,915,037	2,140,149

COST OF GOODS SOLD	511,932	528,586	1,550,829	1,426,589

COST OF GOODS SOLD - RELATED PARTIES	89,932	196,435	387,446	693,482
TOTAL COST OF GOODS SOLD	601,864	725,021	1,938,275	2,120,071

GROSS PROFIT (LOSS)	8,231	(13,596)	(23,238)	20,078

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(19,661)	(22,787)	(59,464)	(61,548)
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	41,825	-	107,877	-

INCOME (LOSS) FROM OPERATIONS	30,395	(36,383)	25,175	(41,470)

OTHER INCOME (EXPENSE)
Interest income	2,835	4,337	8,657	13,039
Finance/interest expense	(25,503)	(36,615)	(81,355)	(138,929)
Change in fair value of derivative liabilities	-	(55)	1	(48)
Gain on disposal of equipment	17	293	113	177
Income from equity investments	47	44	137	80
Foreign currency transaction gain (loss)	322	(581)	448	(1,169)
Lease income	542	528	1,613	1,588
Other non-operating income (expense), net	770	2,314	1,559	3,316
Other expense, net	(20,970)	(29,735)	(68,827)	(121,946)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	9,425	(66,118)	(43,652)	(163,416)

PROVISION FOR INCOME TAXES
Current	25	100	201	510
Deferred	-	-	-	169
Provision for income taxes	25	100	201	679

NET INCOME (LOSS)	9,400	(66,218)	(43,853)	(164,095)

Less: Net income (loss) attributable to noncontrolling interest	5,599	(24,620)	(10,939)	(61,336)

NET INCOME (LOSS) ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$3,801	$(41,598)	$(32,914)	$(102,759)

NET INCOME (LOSS)	$9,400	$(66,218)	$(43,853)	$(164,095)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(2,547)	(698)	(12,283)	(577)

COMPREHENSIVE INCOME (LOSS)	6,853	(66,916)	(56,136)	(164,672)

Less: Comprehensive income (loss) attributable to noncontrolling interest	4,782	(24,888)	(15,508)	(61,721)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$2,071	$(42,028)	$(40,628)	$(102,951)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	55,141	54,466	54,976	54,946

EARNINGS (LOSS) PER SHARE
Basic and Diluted	$0.07	$(0.76)	$(0.60)	$(1.87)

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Nine months ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(43,853)	$(164,095)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:

Depreciation, amortization and depletion	64,955	62,538

Change in fair value of derivative liabilities	(1)	48
Gain on disposal of equipment	(113)	(177)
Provision for doubtful accounts	(251)	2,316
Reservation of mine maintenance fee	315	3

Stock issued for services and compensation	692	679

Amortization of deferred financing cost on capital lease	27,778	32,363
Income from equity investments	(137)	(80)
Foreign currency transaction gain	(448)	1,169
Deferred tax assets	-	169
Deferred lease income	(1,613)	(1,588)
Changes in fair value of profit sharing liability	(107,877)	-
Changes in operating assets and liabilities
Notes receivable	32,138	(99,337)
Accounts receivable	(483)	5,429
Accounts receivable - related parties	11,968	(7,607)
Other receivables	(3,466)	(5,460)
Other receivables - related parties	(55,744)	4,784
Inventories	4,191	73,024
Advances on inventory purchases	1,996	(23,365)

Advances on inventory purchases - related parties	(27,882)	(88,412)
Prepaid expense and other	(1,016)	(183)
Long-term deferred expense	373	119
Prepaid taxes	8,250	4,168
Accounts payable	113,592	(48,059)
Accounts payable - related parties	54,364	31,353
Other payables and accrued liabilities	(3,742)	34,286
Other payables - related parties	(12,844)	95,746
Customer deposits	(33,185)	(9,490)
Customer deposits - related parties	(7,981)	14,740
Taxes payable	(7,317)	(5,195)
Other noncurrent liabilities	1,384	-

Net cash provided by (used in) operating activities	14,043	(90,114)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(72,676)	(35,094)
Loans to related parties	1,460	(69,247)

Cash proceeds from (made to) short term investment	(80)	40
Cash proceeds from sales of equipment	16	19
Equipment purchase and intangible assets	(75,326)	(15,909)

Effect on cash due to deconsolidating of a subsidiary	-	(2,972)

Net cash used in investing activities	(146,606)	(123,163)

CASH FLOWS FINANCING ACTIVITIES:
Capital contributed by noncontrolling interest	18,028	-
Payments made for treasury stock acquired	-	(1,404)
Notes receivable - restricted	10,218	521,866
Borrowings on short term notes payable	1,348,631	1,382,976
Payments on short term notes payable	(1,370,832)	(1,637,570)
Borrowings on short term loans - bank	258,357	237,535
Payments on short term loans - bank	(155,390)	(355,008)
Borrowings on short term loan - others	148,678	160,554
Payments on short term loans - others	(169,558)	(193,964)
Borrowings on short term loan - related parties	362,202	269,362
Payments on short term loans - related parties	(274,718)	(221,134)
Deposits due to sales representatives	(6,521)	11,939
Deposit due to sales representatives - related parties	531	285
Payments on long-term loans - related party	(22,856)	-

Net cash provided by financing activities	146,770	175,437

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	1,417	1,426
INCREASE (DECREASE) IN CASH	15,624	(36,414)
CASH, beginning of period	46,467	120,016

CASH, end of period	$62,091	$83,602